Exhibit 99.3

STERLING REAL ESTATE TRUST D/B/A STERLING MULTIFAMILY TRUST

THIRD AMENDED AND RESTATED

INDEPENDENT TRUSTEE COMMON SHARES PLAN

1.	Purposes. The purposes of this AMENDED AND RESTATED STERLING REAL ESTATE TRUST INDEPENDENT TRUSTEE COMMON SHARES PLAN are: (i) to promote the growth and long-term interests of the Trust and its Affiliates by strengthening the Trust’s ability to attract, motivate and retain Independent Trustees; (ii) conserve cash assets of the Trust by providing for Independent Trustees to receive their compensation for service as an Independent Trustee in the form of shares of the Trust’s Common Shares; and (iii) closely associate the interests of Independent Trustees with that of the Trust’s Shareholders by allowing Independent Trustees to have a personal financial stake in the Trust through an ownership interest in the Common Shares, which the Board of Trustees believes will benefit the Trust and the Shareholders.

2.	Eligibility. Only Independent Trustees of the Trust, as defined below, shall be participants in the Plan.

3.	Definitions. As used in this Plan, the following definitions shall apply:

a.	“Affiliate” means any entity that is (i) a member of a controlled group of corporations (within the meaning of Code Section 414(b)) that includes the Trust,

(ii) any trade or business (whether or not incorporated) which is under common control (as defined in Code Section 414(c)) with the Trust, (iii) any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Code Section 414(m)) which includes the Trust, and (iv) any other entity required to be aggregated with the Trust pursuant to regulations under Code Section 414(o).

b.	“Board of Trustees” or “Board” means the Board of Trustees of the Trust.

c.	“Code” means the Internal Revenue Code of 1986, as amended.

d.	“Committee” means any Committee of the Board of Trustees appointed by the Board to administer the Plan. The Committee may be comprised of the entire Board or two or more members of the Board.

e.	“Common Shares” means the Trust’s Common Shares of Beneficial Interest,

$0.01 par value per share

f.	“Fair Market Value” means (i) if the Common Shares are listed or admitted to unlisted trading privileges on any national securities exchange, the average of the closing sales prices of the Common Shares on the end of any day on all national securities exchanges on which the Common Shares may at the time be listed or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day or, (ii) if the Common Shares are not so listed or admitted to unlisted trading privileges on any national securities exchange, and bid and asked prices therefor in the domestic over-the-counter market are reported by the National Quotation Bureau, Incorporated (or any comparable reporting service), the average of the closing bid and asked prices on such day as reported by the National Quotation Bureau, Incorporated (or any comparable reporting service), or (iii) if the Common Shares are not listed on any national securities exchange or quoted in the domestic over-the-counter market, the fair value of the Common Shares determined by the Board of Trustees or the Committee in good faith in the exercise of its reasonable discretion based upon a reasonable application of a reasonable valuation method.

g.	“Independent Trustee” shall have the meaning set forth in Article II of the Sterling Real Estate Trust Trustee Independence Policy, as amended from time to time.

h.	“Plan” means this Amended and Restated Sterling Real Estate Trust Independent Trustee Common Shares Plan, outlined herein.

i.	“Shareholders” means the holders of the Trust’s outstanding Common Shares.

j.	“Schedule of Compensation” shall mean the attached Exhibit A.

k.	“Trust” means Sterling Real Estate Trust, a trust established under the laws of the State of North Dakota.

l.	“Trustee” shall mean a member of the Board of Trustees of the Trust.

4.	Issuance of Common Shares. With respect to any compensation for service as an Independent Trustee that becomes payable following the date on which this Plan is adopted:

a.	One Hundred percent (100.00%) of each Independent Trustee’s compensation for service as an Independent Trustee shall be paid to the Independent Trustee in the form of Whole Common Shares based upon the Fair Market Value of such Common Shares. Any fractional Common Share otherwise payable will be paid as cash compensation.

b.	Compensation for service as an Independent Trustee shall be calculated based on the Schedule of Compensation, as amended from time to time in accordance with this Plan.

c.	Payment of compensation under this Plan for each Independent Trustee’s prior year of service shall be paid in the month of July, such date to be determined by the Board of Trustees or the Committee, or such other date as determined by the Board of Trustees or the Committee.

5.	Available Common Shares.

a.	The maximum number of Common Shares which may be issued under the Plan is Sixty Thousand (60,000) Common Shares. In addition, the number of

Common Shares authorized for issuance under the Plan may be increased from time to time by approval of the Board of Trustees or the Committee and, if required by the Code or any rules or regulations adopted thereunder, the Shareholders.

b.	The Trust will at all times during the term of the Plan reserve and keep available, and will use its commercially reasonable best efforts to seek or obtain approval from any regulatory body having jurisdiction over the transactions contemplated by this Plan necessary in order to issue such number of Common Shares as shall be sufficient to satisfy the requirements of the Plan.

6.	Administration.

a.	Board of Trustees or Committee. Except as otherwise provided for in this Plan, the Plan shall be administered by the Board of Trustees or the Committee.

b.	Powers and Duties. Subject to the provisions of this Plan, the Board of Trustees or the Committee shall have sole authority to do everything necessary or appropriate to administer the Plan, including, without limitation, making any rules and regulations governing the administration of the Plan; determining whether any restrictions shall be placed on Common Shares granted under the Plan, interpreting the Plan; and making all other determinations necessary or advisable for the administration of the Plan. The determinations of the Board or the Committee need not be uniform and may be made by it selectively among persons who are eligible to receive Common Shares under the Plan, whether or not such persons are similarly situated. All decisions, determinations and interpretations of the Board of Trustees or the Committee regarding the Plan shall be final and binding on all Trustees. The day-to-day administrative duties for the Plan may be delegated by the Board of Trustees or the Committee to one or more executive officers of the Trust. All actions authorized to be taken by the Board of Trustees under this Plan may as well be taken by any appropriately appointed committee thereof.

7.	Amendment or Termination.

a.	The Board of Trustees or Committee may amend the Plan from time to time in such respects as the Board of Trustees or Committee may deem advisable, and, if required, seek the Shareholders approval for such amendment.

b.	The Board of Trustees or the Committee may at any time terminate the Plan. Any such termination of the Plan shall not affect Common Shares already granted.

8.	Income Tax Treatment.

a.	Government jurisdiction and income reporting requirements will be complied with by the Trust whenever the Common Shares are issued and any income tax payment and any income tax prepayment requirements (including any tax withholding requirements imposed upon the Trust) will be effectively borne by the Independent Trustee.

b.	The Trust recognizes that certain persons who receive Common Shares may be subject to restrictions regarding their right to trade Common Shares under Section 16(b) of the Securities Exchange Act of 1934. Such restrictions may cause Independent Trustees not to be taxable when they receive the Common Shares. However, it may be more beneficial to an Independent Trustee to be taxed upon grant of the Common Shares as opposed to when trading restrictions lapse. Accordingly, Independent Trustees receiving Common Shares under those circumstances may consider making an election under Section 83(b) of the Code to be taxed at the time of grant of the Shares. If requested, the Trust shall provide reasonable assistance to such Independent Trustees to effect a Section 83(b) election.

9.	No Right to Continued Providing of Services. Nothing in this Plan or in any agreement entered into in accordance with the Plan shall confer on an Independent Trustee any right to continuance as an Independent Trustee of or the providing of services to the Trust or its Affiliates.

10.	Expenses of Plan. The expenses of administering this Plan shall be borne by the Trust and its Affiliates.

11.	Reliance on Reports. Each member of the Board or Committee and each member of the Board of Trustees shall be fully justified in relying or acting in good faith upon any report made by the independent public accountants of the Trust and its Affiliates and upon any other information furnished in connection with this Plan by any person or persons other than himself or herself. In no event shall any person who is or shall have been a member of the Board of Trustees or of a Committee of the Board of Trustees be liable for any determination made or other action taken or omitted in reliance upon any such report or information, or for any action taken or omitted, including the furnishing of information, in good faith.

12.	General Restrictions.

a.	Each Common Share granted pursuant to the Plan shall be subject to the requirement that if, in the opinion of the Board or Committee, the listing, registration, or qualification of any Common Shares related thereto upon any securities exchange or under any state or federal law, the consent or approval of any regulatory body, or an agreement by the recipient with respect to the disposition of any such units, is necessary or desirable as a condition of the issuance or sale of such shares, such Common Share shall not be granted without restriction and/or such Common Shares shall not be sold unless and until such listing, registration, qualification, consent, approval, or agreement is effected or obtained in form satisfactory to the Board or Committee.

b.	The Trust may restrict the transfer of the Common Shares purchased or received and affix a legend to the certificate representing such shares, stating that such shares may not be transferred without an opinion of counsel satisfactory to the Trust that the proposed transfer may lawfully be made without registration under the federal Securities Act of 1933 and registration, notice or approval under any applicable state securities laws, or such applicable registration(s), notice(s) and approval(s).

13.	Successors and Assigns. This Plan will be binding upon and inure to the benefit of the successors and permitted assigns of the Trust and the Trustees.

14.	North Dakota Law. The validity, construction, interpretation, administration and effect of the Plan, any rules, regulations and actions relating to the Plan, and the agreements evidencing Common Shares granted under the Plan, will be governed by and construed exclusively in accordance with the laws of the State of North Dakota.

I hereby certify that this Third Amended and Restated Plan was adopted by the Board of Trustees of the Trust effective March 19, 2026.

STERLING MULTIFAMILY TRUST

By:   Name:  Its:

STERLING REAL ESTATE TRUST INDEPENDENT TRUSTEE SCHEDULE OF COMPENSATION

The following schedule shall be in effect for Independent Trustee compensation:

Board Chairman – Board Meeting	105 Common Shares per meeting**
Trustee* – Board Meeting	75 Common Shares per meeting**
Committee Chair – Committee Meeting	30 Common Shares per meeting**
Trustee* – Committee Meeting	30 Common Shares per meeting**

*Compensation shall only be paid to Independent Trustees.

** Common Shares earned in accordance with the Schedule of Compensation shall be calculated on an annual basis. Common Shares earned for each Independent Trustees’ prior year of service shall be issued on or about July 15, as determined by the Board of Trustees or the Committee.